Exhibit 10.7

After recording, return to:

Tonkon Torp LLP

1600 Pioneer Tower

888 SW Fifth Avenue

Portland, OR  97204

Attn.:  David J. Petersen

TERMINATION OF OPTION AGREEMENT

This Termination of Option Agreement is entered into with respect to the following facts:

A.            Greenbrier Leasing Corporation, a Delaware corporation (“Greenbrier”), Alan James (“James”) and William A. Furman (“Furman”) entered into an Option Agreement with Right of First Refusal and Agreement of Purchase and Sale dated June 1, 1994, as amended September 21, 2004 and October 21, 2004 (the “Option Agreement”).  A memorandum of the original Option Agreement was recorded in the real property records of Lincoln County, Oregon on July 15, 1994 at Book 285, Page 95.

B.            The Option Agreement provided an option for James and/or Furman to purchase the real property located in Lincoln County, Oregon, described on the attached Exhibit A (the “Property”).  James exercised the option by written notice on May 25, 2004.  Furman did not exercise the option as provided in the Option Agreement, and therefore no longer has any rights or obligations under the Option Agreement.  Furman has executed this instrument solely for purposes of completing the record.

C.            James died on January 28, 2005.  George L. Chelius and Eric Epperson (the “Representatives”) were appointed as Personal Representatives of the will and estate of James pursuant to Letters Testamentary (Case No. 050290219) dated February 17, 2005, issued by the Circuit Court of Multnomah County, Oregon, and thereby succeeded to James’ rights and obligations pursuant to the Option Agreement.

D.            Greenbrier and the Representatives desire to terminate the Option Agreement and any rights or obligations thereunder.

NOW, THEREFORE, for valuable consideration the receipt of which is acknowledged, the parties agree as follows:

1.             The Option Agreement is terminated and no party shall have any rights or obligations thereunder.  Without limiting the generality of the foregoing sentence, this termination specifically terminates any right or obligation of James, the Representatives or the Estate to purchase, and the right or obligation of Greenbrier to sell, the Property.

2.             Each of Furman and the Representatives hereby quitclaims to Greenbrier any and all right, title and interest they may have in and to the Property.

Dated April 20, 2005.

REPRESENTATIVES:

/s/ William A. Furman
William A. Furman, an individual (solely for		/s/ George L. Chelius
purposes of completion of the record)		George L. Chelius, in his capacity as Personal Representative of the Will and Estate of Alan James

GREENBRIER LEASING CORPORATION:
/s/ Eric Epperson
Eric Epperson, in his capacity as Personal
By:	/s/ James T. Sharp	Representative of the Will and Estate of Alan
	James T. Sharp President	James

STATE OF OREGON	)
) ss.
COUNTY OF Clackamas	)

This instrument was acknowledged before me this 19th day of April, 2005, by James T. Sharp, President of Greenbrier Leasing Corporation.

/s/ Margaret E. Vallejos
Notary Public for the State of Oregon
	My commission expires:	May 17, 2008

STATE OF	)
) ss.
COUNTY OF	)

This instrument was acknowledged before me this 18th day of April, 2005, by George L. Chelius, in his capacity as Personal Representative of the Will and Estate of Alan James.

/s/ Jordan T. Levine
Notary Public for the State of California
	My commission expires:	Sept. 17, 2008

STATE OF OREGON	)
) ss.
COUNTY OF Multnomah	)

This instrument was acknowledged before me this 19th day of April, 2005, by Eric Epperson, in his capacity as Personal Representative of the Will and Estate of Alan James.

/s/ Diane M. Galbadon
Notary Public for the State of Oregon
	My commission expires:	Jan. 14, 2006

STATE OF OREGON	)
) ss.
COUNTY OF Clackamas	)

This instrument was acknowledged before me this 19th day of April, 2005, by William A. Furman.

/s/ Margaret E. Vallejos
Notary Public for the State of Oregon
	My commission expires:	May 17, 2008